UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2014
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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park, Suite D, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2014, Issuer Direct Corporation, a Delaware corporation (the “Company”), Baystreet.ca Media Corp., a British Columbia company (“Baystreet”) and Aaron Bodnar (“Bodnar”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) for the purchase by the Company from Baystreet of all assets relating to the “Accesswire” business operated by Baystreet.  Accesswire specializes in press release distribution to both public and private companies throughout North America (“Accesswire”).  Bodnar is the sole stockholder of Baystreet.

The Purchase Agreement provides that upon the satisfactory completion of various closing conditions by the parties, the Company will pay to Baystreet the following: (i) $1,700,000 in cash and (ii) $140,000 in shares of the Company’s common stock, par value $0.001 (the “Shares”) valued as of the Closing Date (as defined in the Purchase Agreement) for the purchase of all of the assets relating to Accesswire (the “Transaction”).  All such Shares shall be “restricted securities” as such term is defined in the Securities Act of 1933, as amended, if and when issued by the Company to Baystreet.

The Transaction is not subject to approval by the shareholders of the Company.  The Purchase Agreement contains customary representations and warranties and indemnifications regarding Baystreet, Accesswire and the Company.  The Closing Date is expected to occur by October 16, 2014 or as otherwise agreed to by the Company and Baystreet.

The foregoing summary of certain terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated into this Current Report on Form 8-K by reference.

The Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business, or operational information, or to provide any other factual information, about the Company, Baystreet, Bodnar, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Baystreet, Bodnar, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01.  Other Events.

On October 7, 2014, the Company issued a press release announcing the entry into the Purchase Agreement.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement dated October 2, 2014 between Issuer Direct Corporation, Baystreet.ca Media Corp. and Aaron Bodnar.

99.1	Press Release dated October 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: October 7, 2014	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer